Principal Investors Fund, Inc.

                              POWER OF ATTORNEY

The member of the board of directors whose signature appears below, hereby constitutes and appoints Michael J. Beer, David J. Brown, Jill R. Brown, Ernest
H. Gillum, Michael D. Roughton and James F. Sager, and each of them, his/her true and lawful attorneys and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or which may be required to enable Principal Investors Fund, Inc. ("PIF") to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the "Acts"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of the following registration statements and any amendments thereto including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a director and/or officer of PIF any and all such registration statements and amendments filed with the Securities and Exchange Commission under the Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof:

A registration statement on Form N-14 relating to PIF Equity Income Fund I, Disciplined LargeCap Blend Fund, High Yield Fund II, Income Fund, MidCap Stock Fund, Money Market Fund, Real Estate Securities Fund, SmallCap Value Fund, Tax-Exempt Bond Fund I, Mortgage Securities Fund, West Coast Equity Fund, California Insured Intermediate Municipal Fund, California Municipal Fund, LargeCap Growth Fund, Diversified International Fund, Short-Term Income Fund, SmallCap Growth Fund, SAM Balanced Portfolio, SAM Conservative Balanced Portfolio, SAM Conservative Growth Portfolio, SAM Flexible Income Portfolio and SAM Strategic Growth Portfolio, to be filed with the Securities and Exchange Commission in September 2006 or as soon thereafter as practicable.

A registration statement on Form N-14 relating to PIF Equity Income Fund, Equity Income Fund I, Tax-Exempt Bond Fund and Tax-Exempt Bond Fund I, to be filed with the Securities and Exchange Commission in September 2006 or as soon thereafter as practicable.

A registration statement on Form N-14 relating to PIF Partners LargeCap Growth Fund and LargeCap Growth Fund II, to be filed with the Securities and Exchange Commission in September 2006 or as soon thereafter as practicable.

Post-effective amendments to PIF's registration statement on Form N-1A (File No. 33-59474).

Date:    September 13, 2006

/s/ Elizabeth Ballentine____                       /s/ Fritz S. Hirsch_________
Elizabeth Ballentine                               Fritz S. Hirsch

/s/ Ralph C. Eucher_________                       /s/ William C. Kimball______
Ralph C. Eucher                                    William C. Kimball

/s/ Richard W. Gilbert                             /s/ Barbara A. Lukavsky_____
Richard W. Gilbert                                 Barbara A. Lukavsky

/s/ Mark A. Grimmett________                       /s/ Larry D. Zimpleman____
Mark A. Grimmett                                   Larry D. Zimpleman